Exhibit 10.1

AGREEMENT

AGREEMENT dated this 2 day of January 2009, by and between DISCOUNT DENTAL MATERIALS, INC. (hereinafter “DDM”), a Nevada Corporation, with offices located at 4211 w. Magnolia Blvd. Burbank, California 91505, R. Douglas Barton, President of DDM and Gary B. Wolff, P.C., counsel to DDM, with offices located at 488 Madison Avenue, Suite 1100, New York, New York 10022.

WHEREAS, DDM is preparing to file a Registration Statement with the United States Securities and Exchange Commission (hereinafter the “SEC”) on Form S-1 which Registration Statement indicates in Part II, Item 13, offering expenses approximating  sixty five thousand  ($65,000) dollars  of which fifty thousand ($50,000) dollars are indicated as legal fees and expenses; and

WHEREAS, DDM has agreed to pay all such costs as and when necessary and required, or to otherwise accrue such costs on its books and records until it is able to pay the full amount due, either from revenues or loans from its President.

NOW, THEREFORE, it is herewith agreed as follows:  Absent sufficient revenues to pay these amounts within six (6) months of the date of the DDM prospectus, DDM’s President agrees to loan DDM the funds to cover the balance of outstanding professional and related fees relating to DDM’s prospectus if the professionals involved insist on cash payments.  If and when loaned, the loan will be evidenced by a non-interest bearing unsecured corporate note to be treated as a loan until repaid, if and when DDM has the financial resources to do so.  Gary B. Wolff, P.C., DDM’s counsel, by signing this Agreement agrees in full to defer his legal fees in the manner set forth in this Agreement.

The parties hereto understand that the above constitutes a binding Agreement and that the contents thereof are referred to in the aforesaid Registration Statement, in the subheading entitled “Liquidity” as found in the Management’s Discussion and Analysis or Plan of Operation section.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 2 day of January 2009.

DISCOUNT DENTAL MATERIALS, INC.

By:	/s/ R. Douglas Barton
R. Douglas Barton DDM, President

By:	/s/ R. Douglas Barton
R. Douglas Barton DDM, Individually

GARY B. WOLFF, P.C.

By:	/s/ Gary B. Wolff
Gary B. Wolff, President